NEWS RELEASE
FOR IMMEDIATE RELEASE
April 24, 2024

Entergy reports first quarter earnings
Company affirms guidance and outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2024 earnings per share of 35 cents on an as-reported basis and $1.08 on an adjusted (non-GAAP) basis.
“We made very important regulatory progress in recent weeks that will deliver meaningful value for customers and provide certainty for all stakeholders,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We remain squarely on track with clear line of sight to achieve our commitments in 2024 and beyond.”
Business highlights included the following:
•SERI reached an agreement in principle with the CCNO to resolve all of the CCNO’s complaints against SERI; the settlement is subject to FERC approval.
•The LPSC approved the first phase of E-LA’s resilience and grid hardening plan of $1.9 billion as well as a timely recovery mechanism for that investment.
•E-NO received CCNO approval for a resilience investment that includes a microgrid that will be co-funded by the DOE as part of a successful GRIP application.
•Grand Gulf completed its 24th refueling outage in March with a 28-day duration, the plant’s shortest since 2007.
•E-NO filed an updated Phase 1 resilience and grid hardening plan.
•E-LA submitted a filing to the LPSC requesting approval to construct Bayou Power Station, a 112-megawatt floating natural gas power station.
•E-MS filed its annual formula rate plan.
•S&P Global Ratings revised its outlook to positive and affirmed all ratings for SERI following SERI’s recent agreement in principle with the CCNO.
•Entergy was named as an Outstanding National Key Accounts Customer Engagement 2023 Award winner by The Edison Electric Institute.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 13 14 15 17 19

Entergy reports first quarter 2024 financial results
April 24, 2024

Consolidated earnings (GAAP and non-GAAP measures)
First quarter 2024 vs. 2023 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First quarter
	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings	75	311	(236)
Less adjustments	(155)	69	(223)
Adjusted earnings (non-GAAP)	230	242	(12)
Estimated weather impact	(26)	(47)	21

(After-tax, per share in $)
As-reported earnings	0.35	1.47	(1.11)
Less adjustments	(0.72)	0.32	(1.05)
Adjusted earnings (non-GAAP)	1.08	1.14	(0.07)
Estimated weather impact	(0.12)	(0.22)	0.10

Calculations may differ due to rounding

Consolidated results
For first quarter 2024, the company reported earnings of $75 million, or 35 cents per share, on an as-reported basis, and earnings of $230 million, or $1.08 per share, on an adjusted basis. This compared to first quarter 2023 earnings of $311 million, or $1.47 per share, on an as-reported basis, and earnings of $242 million, or $1.14 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of variances by business is provided in Appendix B.
Business segment results
Utility
For first quarter 2024, the Utility business reported earnings attributable to Entergy Corporation of $195 million, or 91 cents per share, on an as-reported basis, and earnings of $350 million, or $1.64 per share, on an adjusted basis. This compared to first quarter 2023 earnings of $397 million, or $1.87 per share, on an as-reported basis and $329 million, or $1.55 per share, on an adjusted basis. Several drivers contributed to the quarter’s results.
First quarter 2024 results included the write off of a $132 million ($97 million after tax) regulatory asset at Entergy Arkansas related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
First quarter 2024 results also included a regulatory charge of $(79 million) ($(57 million) after tax) recorded by Entergy New Orleans to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers (considered an adjustment and excluded from adjusted earnings).
In first quarter 2023, as a result of E-LA receiving securitization proceeds for storm cost recovery, the company recorded the following (considered adjustments and excluded from adjusted earnings):
•a $129 million reduction in income tax expense,
•$31 million of carrying costs on storm expenditures not previously recorded,

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Entergy reports first quarter 2024 financial results
April 24, 2024

•a $(15 million) reduction in other income to account for LURC’s 1 percent beneficial interest in a trust established as part of the securitization, and
•a $(103 million) ($(76 million) after tax) regulatory provision to share the benefits from securitization with customers.
Other drivers for the quarter included higher operating expenses including other O&M and depreciation expense.
These drivers were partially offset by:
•the net effect of regulatory actions across the operating companies,
•higher other income (deductions) primarily from affiliate preferred investments (largely offset at P&O) and lower non-service pension costs, and
•higher retail sales volume including the effects of weather.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For first quarter 2024, Parent & Other reported a loss attributable to Entergy Corporation of $(120 million), or (56) cents per share, on an as-reported and an adjusted basis. This compared to a first quarter 2023 loss of $(86 million), or (41) cents per share, on an as-reported and an adjusted basis.
The primary driver for the quarter-over-quarter decline was other income (deductions) due primarily to dividends associated with affiliate preferred investments (largely offset at Utility).
Earnings per share guidance
Entergy affirmed its 2024 adjusted EPS guidance range of $7.05 to $7.35. See webcast presentation for additional details.
The company has provided 2024 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 24, 2024, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 2, 2024, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized

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Entergy reports first quarter 2024 financial results
April 24, 2024

leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; and FFO to debt, excluding securitization debt, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity

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Entergy reports first quarter 2024 financial results
April 24, 2024

of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2024 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital

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Entergy reports first quarter 2024 financial results
April 24, 2024

markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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First quarter 2024 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures First quarter 2024 vs. 2023 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	First quarter
	2024	2023	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	195	397	(202)
Parent & Other	(120)	(86)	(34)
Consolidated	75	311	(236)

Less adjustments
Utility	(155)	69	(223)
Parent & Other	-	-	-
Consolidated	(155)	69	(223)

Adjusted earnings (loss) (non-GAAP)
Utility	350	329	21
Parent & Other	(120)	(86)	(34)
Consolidated	230	242	(12)
Estimated weather impact	(26)	(47)	21

Diluted average number of common shares outstanding (in millions)	214	212	2

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	0.91	1.87	(0.96)
Parent & Other	(0.56)	(0.41)	(0.15)
Consolidated	0.35	1.47	(1.11)

Less adjustments
Utility	(0.72)	0.32	(1.05)
Parent & Other	-	-	-
Consolidated	(0.72)	0.32	(1.05)

Adjusted earnings (loss) (non-GAAP)
Utility	1.64	1.55	0.09
Parent & Other	(0.56)	(0.41)	(0.15)
Consolidated	1.08	1.14	(0.07)
Estimated weather impact	(0.12)	(0.22)	0.10
Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
First quarter 2024 vs. 2023
	First quarter
	2024	2023	Change
(Pre-tax except for income taxes and totals; $ in millions)
Utility
E-AR write-off of a regulatory asset related to the opportunity sales proceeding	(132)	-	(132)
E-NO increase in customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(79)	-	(79)
Impacts from storm cost approval and securitization, including customer sharing (excluding income tax item below)	-	(87)	87
Income tax effect on Utility adjustments above	56	27	29
E-LA income tax benefit resulting from securitization	-	129	(129)
Total Utility	(155)	69	(223)

Total adjustments	(155)	69	(223)

(After-tax, per share in $) (b)
Utility
E-AR write-off of a regulatory asset related to the opportunity sales proceeding	(0.46)	-	(0.46)
E-NO increase in customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(0.27)	-	(0.27)
Impacts from storm cost approval and securitization, including customer sharing	-	0.32	(0.32)
Total Utility	(0.72)	0.32	(1.05)

Total adjustments	(0.72)	0.32	(1.05)
Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
First quarter 2024 vs. 2023
(Pre-tax except for income taxes, and totals; $ in millions)
	First quarter
	2024	2023	Change
Utility
Operating revenues	-	31	(31)
Asset write-offs and impairments	(132)	-	(132)
Other regulatory charges (credits)–net	(79)	(103)	25
Other income (deductions)	-	(15)	15
Income taxes	56	156	(101)
Total Utility	(155)	69	(223)

Total adjustments	(155)	69	(223)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
First quarter 2024 vs. 2023
($ in millions)
	First quarter
	2024	2023	Change
Utility	515	978	(463)
Parent & Other	6	(18)	24
Consolidated	521	960	(439)

Calculations may differ due to rounding

OCF decreased for the quarter due primarily to lower receipts from Utility customers, including deferred fuel collection in 2023, and the timing of payments made to vendors.

B: Earnings variance analysis
Appendix B provides details of current quarter 2024 versus 2023 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
First quarter 2024 vs. 2023
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2023 earnings (loss)	1.87	1.55		(0.41)	(0.41)		1.47	1.14
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net	0.01	0.06	(f)	(0.01)	(0.01)		-	0.05
Nuclear refueling outage expense	-	-		-	-		-	-
Other O&M	(0.21)	(0.21)	(g)	0.02	0.02		(0.19)	(0.19)
Asset write-offs and impairments	(0.46)	-	(h)	-	-		(0.46)	-
Decommissioning expense	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.03)	(0.03)		-	-		(0.02)	(0.02)
Depreciation/amortization exp.	(0.16)	(0.16)	(i)	-	-		(0.16)	(0.16)
Other income (deductions)	0.53	0.46	(j)	(0.12)	(0.12)	(k)	0.41	0.34
Interest expense	(0.03)	(0.03)		(0.04)	(0.04)		(0.08)	(0.08)
Income taxes – other	(0.58)	0.03	(l)	(0.01)	(0.01)		(0.59)	0.02
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.01)	(0.01)		-	-		(0.01)	(0.01)
2024 earnings (loss)	0.91	1.64		(0.56)	(0.56)		0.35	1.08

h
Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other exclude the following for the amortization of unprotected excess ADIT affecting customers’ bills (net effect is neutral to earnings) ($ in millions):

	1Q24	1Q23
Utility operating revenue	8	(3)
Utility income taxes – other	(8)	3
(d)Utility regulatory charges (credits)–net and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	1Q24	1Q23
Utility regulatory charges (credits)–net	(3)	(3)
Utility preferred dividend requirements and noncontrolling interest	3	3
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net variance analysis 2024 vs. 2023 ($ EPS)
1Q
Electric volume / weather	0.07
Retail electric price	0.26
1Q24 E-NO provision for increased income tax sharing	(0.27)
1Q23 E-LA provision for customer sharing of securitization benefits	0.36
1Q23 E-LA true-up of carrying charges on storm costs	(0.14)
Reg. provisions for decommissioning items	(0.30)
Other	0.04
Total	0.01
(f)The first quarter increase reflected items resulting from E-LA’s securitization in first quarter 2023 including a $103 million ($76 million after tax) regulatory provision for customer sharing and a $31 million ($31 million after tax) true-up of carrying charges on storm costs (both were considered adjustments and excluded from adjusted earnings). The increase also reflected regulatory actions, including E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, and E-TX’s base rate and relate back increases. Retail sales volume, including the effects of weather, was also a driver for the quarter. The variance also reflected a change in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances are offset in other lines items and are largely earnings neutral). The increase was partially offset by a first quarter 2024 regulatory charge for $(79 million) ($(57 million) after tax) recorded by E-NO to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers (considered an adjustment and excluded from adjusted earnings).
(g)The first quarter earnings decrease from higher Utility other O&M reflected higher compensation and benefits costs due primarily to higher healthcare claims activity; the recognition of an E-AR DOE judgment in first quarter 2023; higher power delivery expenses including the acceleration of vegetation management and incident readiness and response spending; an increase in contract costs related to operational performance, customer service, and organizational health initiatives; and higher power generation expenses due primarily to planned outages at non-nuclear plants.
(h)The first quarter as-reported earnings decrease from higher Utility asset write-offs and impairments was due to the write off of an E-AR regulatory asset totaling $(132 million) ($(97 million) after tax) related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(i)The first quarter earnings decrease from higher Utility depreciation/amortization expense was due primarily to higher plant in service, an increase in depreciation rates for E-TX effective June 2023, and the recognition of depreciation expense from E-TX’s 2022 base rate case relate back. The decrease was partially offset by lower depreciation rates for SERI effective June 2023.
(j)The first quarter increase from higher Utility other income (deductions) was due largely to changes in nuclear decommissioning trust returns, including portfolio rebalancing in first quarter 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral); higher intercompany dividend income from affiliated preferred membership interests related to storm cost securitizations (largely offset at P&O); and a decrease in non-service pension costs. The increase also reflected a $(15 million) ($(15 million) after tax) charge recorded in first quarter 2023 to account for LURC’s 1% beneficial interest in the storm trust established as part of E-LA’s March 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings).
(k)The first quarter earnings decrease from Parent & Other other income (deductions) was due largely to intercompany dividends associated with affiliate preferred membership interests resulting from E-LA’s securitizations (largely offset at Utility).
(l)The first quarter as-reported earnings decrease from Utility income taxes – other was due largely to a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing (considered an adjustment and excluded from adjusted earnings).

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
First quarter 2024 vs. 2023
	First quarter
	2024	2023	% Change	% Weather adjusted (m)
GWh sold
Residential	7,758	7,276	6.6	1.4
Commercial	6,223	6,248	(0.4)	(1.2)
Governmental	572	577	(0.9)	0.6
Industrial	12,661	12,740	(0.6)	(0.6)
Total retail sales	27,214	26,841	1.4	(0.1)
Wholesale	3,958	4,502	(12.1)
Total sales	31,172	31,343	(0.5)

Number of electric retail customers
Residential	2,585,994	2,565,292	0.8
Commercial	369,918	367,738	0.6
Governmental	18,136	18,094	0.2
Industrial	43,849	44,784	(2.1)
Total retail customers	3,017,897	2,995,908	0.7

Other O&M and nuclear refueling outage exp. per MWh	$23.06	$20.96	10.0

Calculations may differ due to rounding
(m)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, on a weather-adjusted basis, retail sales were essentially flat. Residential sales were 1.4 percent higher and commercial sales decreased (1.2) percent. Industrial sales decreased (0.6) percent largely due to lower sales to cogen customers.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
First quarter 2024 vs. 2023 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2024	2023	Change
GAAP measure
As-reported ROE	15.4%	9.2%	6.6%

Non-GAAP financial measure
Adjusted ROE	10.4%	10.4%	(0.1)%

As of March 31 ($ in millions, except where noted)	2024	2023	Change
GAAP measures
Cash and cash equivalents	1,295	1,971	(676)
Available revolver capacity	4,245	4,191	54
Commercial paper	1,914	866	1,048
Total debt	28,493	27,658	835
Securitization debt	263	293	(30)
Debt to capital	65.8%	67.4%	(1.7)%
Storm escrows	328	406	(78)

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	65.6%	67.2%	(1.7)%
Net debt to net capital, excluding securitization debt	64.5%	65.5%	(1.0)%
Gross liquidity	5,540	6,161	(621)
Net liquidity	3,626	5,295	(1,669)
Net liquidity, including storm escrows	3,955	5,702	(1,747)
Parent debt to total debt, excluding securitization debt	21.0%	18.4%	2.6%
FFO to debt, excluding securitization debt	13.2%	11.4%	1.7%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	HLBV	Hypothetical liquidation at book value
AFUDC – equity funds	Allowance for equity funds used during construction	IPEC	Indian Point Energy Center (nuclear) (sold 5/28/21)
ALJ	Administrative law judge	IRS	Internal Revenue Service
AMI	Advanced metering infrastructure	LDC	Local distribution company
ANO	Arkansas Nuclear One (nuclear)	LNG	Liquified natural gas
APSC	Arkansas Public Service Commission	LPSC	Louisiana Public Service Commission
ATM	At the market equity issuance program	LTM	Last twelve months
bbl	Barrels	LURC	Louisiana Utility Restoration Corporation
Bcf/D	Billion cubic feet per day	MISO	Midcontinent Independent System Operator, Inc.
bps	Basis points	MMBtu	Million British thermal units
CAGR	Compound annual growth rate	Moody’s	Moody’s Investor Service
CCGT	Combined cycle gas turbine	MPSC	Mississippi Public Service Commission
CCN	Certificate for convenience and necessity	MTEP	MISO Transmission Expansion Plan
CCNO	Council of the City of New Orleans	NBP	National Balancing Point
CFO	Cash from operations	NDT	Nuclear decommissioning trust
COD	Commercial operation date	NYSE	New York Stock Exchange
CWIP	Construction work in progress	O&M	Operations and maintenance
DCRF	Distribution cost recovery factor	OCF	Net cash flow provided by operating activities
DOE	U.S. Department of Energy	OpCo	Utility operating company
DRM	Distribution Recovery Mechanism (rider within E-LA’s FRP)	OPEB	Other post-employment benefits
E-AR	Entergy Arkansas, LLC	Other O&M	Other non-fuel operation and maintenance expense
E-LA	Entergy Louisiana, LLC	P&O	Parent & Other
E-MS	Entergy Mississippi, LLC	PMR	Performance Management Rider
E-NO	Entergy New Orleans, LLC	PPA	Power purchase agreement or purchased power agreement
E-TX	Entergy Texas, Inc.	PUCT	Public Utility Commission of Texas
EEI	Edison Electric Institute	RFP	Request for proposals
EPS	Earnings per share	ROE	Return on equity
ESG	Environmental, social, and governance	RSP	Rate Stabilization Plan (E-LA Gas)
ETR	Entergy Corporation	S&P	Standard & Poor’s
FERC	Federal Energy Regulatory Commission	SEC	U.S. Securities and Exchange Commission
Fifth Circuit	U.S. Fifth Circuit Court of Appeals	SERI	System Energy Resources, Inc.
FFO	Funds from operations	TCJA	Tax Cuts and Jobs Act of 2017
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	TCRF	Transmission cost recovery factor
FRP	Formula rate plan	TRAM	Tax reform adjustment mechanism
GAAP	U.S. generally accepted accounting principles	TRM	Transmission Recover Mechanism (rider within E-LA’s FRP)
GRIP	Grid Resilience and Innovative Partnership (DOE grant program)	UPSA	Unit Power Sales Agreement
GCRR	Generation Cost Recovery Rider	WACC	Weighted-average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		First quarter
		2024	2023
As-reported net income (loss) attributable to Entergy Corporation	(A)	2,121	1,138
Adjustments	(B)	695	(155)

Adjusted earnings (non-GAAP)	(A-B)	1,426	1,293

Average common equity (average of beginning and ending balances)	(C)	13,758	12,384

As-reported ROE	(A/C)	15.4%	9.2%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.4%	10.4%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		First quarter
		2024	2023
Total debt	(A)	28,493	27,658
Less securitization debt	(B)	263	293
Total debt, excluding securitization debt	(C)	28,230	27,365
Less cash and cash equivalents	(D)	1,295	1,971
Net debt, excluding securitization debt	(E)	26,935	25,395

Commercial paper	(F)	1,914	866

Total capitalization	(G)	43,287	41,044
Less securitization debt	(B)	263	293
Total capitalization, excluding securitization debt	(H)	43,024	40,751
Less cash and cash equivalents	(D)	1,295	1,971
Net capital, excluding securitization debt	(I)	41,729	38,781

Debt to capital	(A/G)	65.8%	67.4%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	65.6%	67.2%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	64.5%	65.5%

Available revolver capacity	(J)	4,245	4,191

Storm escrows	(K)	328	406

Gross liquidity (non-GAAP)	(D+J)	5,540	6,161
Net liquidity (non-GAAP)	(D+J-F)	3,626	5,295
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,955	5,702

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,050
Revolver draw	(M)	-	150
Unamortized debt issuance costs and discounts	(N)	(36)	(41)
Total parent debt	(F+L+M+N)	5,928	5,024
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	21.0%	18.4%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt
($ in millions except where noted)		First quarter
		2024	2023
Total debt	(A)	28,493	27,658
Less securitization debt	(B)	263	293
Total debt, excluding securitization debt	(C)	28,230	27,365

Net cash flow provided by operating activities, LTM	(D)	3,856	3,007

AFUDC – borrowed funds, LTM	(E)	(41)	(31)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(63)	(8)
Fuel inventory		(10)	(37)
Accounts payable		(83)	(159)
Taxes accrued		13	17
Interest accrued		18	2
Deferred fuel costs		409	108
Other working capital accounts		(215)	(130)
Securitization regulatory charges, LTM		28	55
Total	(F)	98	(152)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,718	3,127

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	13.2%	11.4%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$56,554	$8,395	$64,949
Temporary cash investments	1,098,345	131,565	1,229,910
Total cash and cash equivalents	1,154,899	139,960	1,294,859
Accounts receivable:
Customer	670,812	—	670,812
Allowance for doubtful accounts	(21,889)	—	(21,889)
Associated companies	5,330	(5,330)	—
Other	203,907	6,022	209,929
Accrued unbilled revenues	426,682	—	426,682
Total accounts receivable	1,284,842	692	1,285,534
Deferred fuel costs	123,796	—	123,796
Fuel inventory - at average cost	181,072	6,340	187,412
Materials and supplies - at average cost	1,490,760	4,441	1,495,201
Deferred nuclear refueling outage costs	139,801	—	139,801
Prepayments and other	309,326	(78,163)	231,163
TOTAL	4,684,496	73,270	4,757,766

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,422,767	(4,422,767)	—
Decommissioning trust funds	5,165,779	—	5,165,779
Non-utility property - at cost (less accumulated depreciation)	410,078	7,652	417,730
Storm reserve escrow account	328,475	—	328,475
Other	38,640	31,641	70,281
TOTAL	10,365,739	(4,383,474)	5,982,265

PROPERTY, PLANT, AND EQUIPMENT

Electric	67,414,348	211,997	67,626,345
Natural gas	724,113	—	724,113
Construction work in progress	2,280,880	1,058	2,281,938
Nuclear fuel	707,034	—	707,034
TOTAL PROPERTY, PLANT, AND EQUIPMENT	71,126,375	213,055	71,339,430
Less - accumulated depreciation and amortization	26,680,822	156,709	26,837,531
PROPERTY, PLANT, AND EQUIPMENT - NET	44,445,553	56,346	44,501,899

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,432,306	—	5,432,306
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	11,045	2,577	13,622
Other	615,726	152,031	767,757
TOTAL	6,605,377	154,608	6,759,985

TOTAL ASSETS	$66,101,165	$(4,099,250)	$62,001,915

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$2,038,072	$139,000	$2,177,072
Notes payable and commercial paper:
Other	—	1,913,504	1,913,504
Account payable:
Associated companies	37,208	(37,208)	—
Other	1,178,959	8,495	1,187,454
Customer deposits	455,707	—	455,707
Taxes accrued	321,971	48,157	370,128
Interest accrued	221,472	22,340	243,812
Deferred fuel costs	265,442	—	265,442
Pension and other postretirement liabilities	43,269	14,121	57,390
Other	206,479	7,539	214,018
TOTAL	4,768,579	2,115,948	6,884,527

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,911,235	(1,674,825)	4,236,410
Accumulated deferred investment tax credits	201,910	—	201,910
Regulatory liability for income taxes - net	1,021,395	—	1,021,395
Other regulatory liabilities	3,334,360	—	3,334,360
Decommissioning and asset retirement cost liabilities	4,575,136	675	4,575,811
Accumulated provisions	471,588	265	471,853
Pension and other postretirement liabilities	853,017	93,230	946,247
Long-term debt	20,295,292	4,014,147	24,309,439
Other	1,624,826	(398,639)	1,226,187
TOTAL	38,288,759	2,034,853	40,323,612

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2024	2,438,748	(2,435,938)	2,810
Paid-in capital	5,204,663	2,564,906	7,769,569
Retained earnings	15,143,767	(3,369,061)	11,774,706
Accumulated other comprehensive loss	61,712	(227,840)	(166,128)
Less - treasury stock, at cost (67,701,927 shares in 2024)	120,000	4,802,617	4,922,617
TOTAL SHAREHOLDERS' EQUITY	22,728,890	(8,270,550)	14,458,340
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	119,776	(3,750)	116,026
TOTAL	22,848,666	(8,274,300)	14,574,366

TOTAL LIABILITIES AND EQUITY	$66,101,165	$(4,099,250)	$62,001,915

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$63,000	$8,609	$71,609
Temporary cash investments	37,434	23,505	60,939
Total cash and cash equivalents	100,434	32,114	132,548
Accounts receivable:
Customer	699,411	—	699,411
Allowance for doubtful accounts	(25,905)	—	(25,905)
Associated companies	(21,282)	21,282	—
Other	215,265	10,069	225,334
Accrued unbilled revenues	494,615	—	494,615
Total accounts receivable	1,362,104	31,351	1,393,455
Deferred fuel costs	169,967	—	169,967
Fuel inventory - at average cost	185,653	7,146	192,799
Materials and supplies - at average cost	1,414,613	4,356	1,418,969
Deferred nuclear refueling outage costs	140,115	—	140,115
Prepayments and other	210,563	2,453	213,016
TOTAL	3,583,449	77,420	3,660,869

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,294	(4,509,294)	—
Decommissioning trust funds	4,863,710	—	4,863,710
Non-utility property - at cost (less accumulated depreciation)	410,845	7,701	418,546
Storm reserve escrow account	323,206	—	323,206
Other	38,513	30,981	69,494
TOTAL	10,145,568	(4,470,612)	5,674,956

PROPERTY, PLANT, AND EQUIPMENT

Electric	66,638,517	211,957	66,850,474
Natural gas	717,503	—	717,503
Construction work in progress	2,108,760	943	2,109,703
Nuclear fuel	707,852	—	707,852
TOTAL PROPERTY, PLANT, AND EQUIPMENT	70,172,632	212,900	70,385,532
Less - accumulated depreciation and amortization	26,395,786	155,417	26,551,203
PROPERTY, PLANT, AND EQUIPMENT - NET	43,776,846	57,483	43,834,329

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,669,404	—	5,669,404
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	14,010	2,357	16,367
Other	151,461	149,710	301,171
TOTAL	6,381,175	152,067	6,533,242

TOTAL ASSETS	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,960,057	$139,000	$2,099,057
Notes payable and commercial paper:
Other	—	1,138,171	1,138,171
Account payable:
Associated companies	66,835	(66,835)	—
Other	1,558,713	8,032	1,566,745
Customer deposits	446,146	—	446,146
Taxes accrued	431,146	3,067	434,213
Interest accrued	201,336	12,861	214,197
Deferred fuel costs	218,927	—	218,927
Pension and other postretirement liabilities	45,144	14,364	59,508
Other	213,809	5,719	219,528
TOTAL	5,142,113	1,254,379	6,396,492

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,843,746	(1,597,764)	4,245,982
Accumulated deferred investment tax credits	205,973	—	205,973
Regulatory liability for income taxes - net	1,033,242	—	1,033,242
Other regulatory liabilities	3,116,926	—	3,116,926
Decommissioning and asset retirement cost liabilities	4,505,119	663	4,505,782
Accumulated provisions	462,296	274	462,570
Pension and other postretirement liabilities	546,897	101,516	648,413
Long-term debt	18,995,944	4,012,895	23,008,839
Other	1,528,284	(411,623)	1,116,661
TOTAL	36,238,427	2,105,961	38,344,388

Subsidiaries' preferred stock without sinking fund	195,161	—	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2023	2,458,748	(2,455,938)	2,810
Paid-in capital	5,198,873	2,596,538	7,795,411
Retained earnings	14,585,015	(2,644,631)	11,940,384
Accumulated other comprehensive loss	64,492	(226,952)	(162,460)
Less - treasury stock, at cost (68,162,778 shares in 2023)	120,000	4,833,498	4,953,498
TOTAL SHAREHOLDERS' EQUITY	22,187,128	(7,564,481)	14,622,647
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	124,209	(3,750)	120,459
TOTAL	22,311,337	(7,568,231)	14,743,106

TOTAL LIABILITIES AND EQUITY	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,706,506		$—	$2,706,506
Natural gas	65,667		—	65,667
Other	—		22,455	22,455
Total	2,772,173		22,455	2,794,628

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	604,404		12,213	616,617
Purchased power	219,194		8,948	228,142
Nuclear refueling outage expenses	38,263		—	38,263
Other operation and maintenance	680,715		6,316	687,031
Asset write-offs, impairments and related charges	131,775		—	131,775
Decommissioning	53,369		13	53,382
Taxes other than income taxes	191,783		646	192,429
Depreciation and amortization	498,120		1,541	499,661
Other regulatory charges (credits) - net	109,346		—	109,346
Total	2,526,969	—	29,677	2,556,646

OPERATING INCOME	245,204		(7,222)	237,982

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	26,794		—	26,794
Interest and investment income	225,251		(74,554)	150,697
Miscellaneous - net	(54,573)		3,830	(50,743)
Total	197,472		(70,724)	126,748

INTEREST EXPENSE
Interest expense	222,691		55,052	277,743
Allowance for borrowed funds used during construction	(10,543)		—	(10,543)
Total	212,148		55,052	267,200

INCOME BEFORE INCOME TAXES	230,528		(132,998)	97,530

Income taxes	34,548		(13,554)	20,994

CONSOLIDATED NET INCOME	195,980		(119,444)	76,536

Preferred dividend requirements of subsidiaries and noncontrolling interests	756		499	1,255

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$195,224		$(119,943)	$75,281

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.92		($0.56)	$0.35
DILUTED	$0.91		($0.56)	$0.35

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				213,143,719
DILUTED				213,873,128
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,883,411		$—	$2,883,411
Natural gas	64,581		—	64,581
Other	—		33,067	33,067
Total	2,947,992		33,067	2,981,059

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	888,450		9,934	898,384
Purchased power	218,968		19,320	238,288
Nuclear refueling outage expenses	37,233		—	37,233
Other operation and maintenance	619,793		11,733	631,526
Decommissioning	50,481		12	50,493
Taxes other than income taxes	184,412		1,025	185,437
Depreciation and amortization	452,375		1,541	453,916
Other regulatory charges (credits) - net	23,673		—	23,673
Total	2,475,385	—	43,565	2,518,950

OPERATING INCOME	472,607		(10,498)	462,109

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,146		—	23,146
Interest and investment income	99,767		(51,508)	48,259
Miscellaneous - net	(61,244)		6,792	(54,452)
Total	61,669		(44,716)	16,953

INTEREST EXPENSE
Interest expense	211,826		43,503	255,329
Allowance for borrowed funds used during construction	(9,591)		—	(9,591)
Total	202,235		43,503	245,738

INCOME BEFORE INCOME TAXES	332,041		(98,717)	233,324

Income taxes	(66,126)		(12,849)	(78,975)

CONSOLIDATED NET INCOME	398,167		(85,868)	312,299

Preferred dividend requirements of subsidiaries and noncontrolling interests	865		499	1,364

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$397,302		$(86,367)	$310,935

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.88		($0.41)	$1.47
DILUTED	$1.87		($0.41)	$1.47

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,350,705
DILUTED				212,146,507
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,665,549	$—	$11,665,549
Natural gas	181,576	—	181,576
Other	—	113,855	113,855
Total	11,847,125	113,855	11,960,980

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,471,747	48,066	2,519,813
Purchased power	904,411	53,480	957,891
Nuclear refueling outage expenses	151,176	—	151,176
Other operation and maintenance	2,898,978	54,740	2,953,718
Asset write-offs, impairments, and related charges (credits)	211,737	(37,283)	174,454
Decommissioning	209,513	49	209,562
Taxes other than income taxes	759,882	2,684	762,566
Depreciation and amortization	1,884,373	6,373	1,890,746
Other regulatory charges (credits) - net	(52,796)	—	(52,796)
Total	9,439,021	128,109	9,567,130

OPERATING INCOME	2,408,104	(14,254)	2,393,850

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	102,141	—	102,141
Interest and investment income	569,235	(304,071)	265,164
Miscellaneous - net	(218,378)	21,073	(197,305)
Total	452,998	(282,998)	170,000

INTEREST EXPENSE
Interest expense	867,266	201,312	1,068,578
Allowance for borrowed funds used during construction	(40,709)	—	(40,709)
Total	826,557	201,312	1,027,869

INCOME BEFORE INCOME TAXES	2,034,545	(498,564)	1,535,981

Income taxes	(274,173)	(316,393)	(590,566)

CONSOLIDATED NET INCOME	2,308,718	(182,171)	2,126,547

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,669	1,996	5,665

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,305,049	$(184,167)	$2,120,882

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$10.87	($0.87)	$10.00
DILUTED	$10.83	($0.87)	$9.96

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			212,015,136
DILUTED			212,866,485
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$13,414,500	$(20)	$13,414,480
Natural gas	226,140	—	226,140
Other	—	226,751	226,751
Total	13,640,640	226,731	13,867,371

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,882,074	82,223	3,964,297
Purchased power	1,441,145	89,061	1,530,206
Nuclear refueling outage expenses	142,907	7,356	150,263
Other operation and maintenance	2,891,036	100,137	2,991,173
Asset write-offs, impairments, and related charges (credits)	—	(164,208)	(164,208)
Decommissioning	198,248	14,273	212,521
Taxes other than income taxes	730,692	8,135	738,827
Depreciation and amortization	1,767,974	7,993	1,775,967
Other regulatory charges (credits) - net	721,501	—	721,501
Total	11,775,577	144,970	11,920,547

OPERATING INCOME	1,865,063	81,761	1,946,824

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	80,107	—	80,107
Interest and investment loss	218,028	(223,432)	(5,404)
Miscellaneous - net	(116,176)	(23,508)	(139,684)
Total	181,959	(246,940)	(64,981)

INTEREST EXPENSE
Interest expense	800,497	167,270	967,767
Allowance for borrowed funds used during construction	(31,318)	—	(31,318)
Total	769,179	167,270	936,449

INCOME BEFORE INCOME TAXES	1,277,843	(332,449)	945,394

Income taxes	(175,748)	(8,702)	(184,450)

CONSOLIDATED NET INCOME	1,453,591	(323,747)	1,129,844

Preferred dividend requirements of subsidiaries and noncontrolling interests	(9,854)	1,997	(7,857)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,463,445	$(325,744)	$1,137,701

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.03	($1.56)	$5.46
DILUTED	$6.99	($1.56)	$5.44

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			208,195,584
DILUTED			209,264,634
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$76,536	$312,299	$(235,763)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	600,412	553,224	47,188
Deferred income taxes, investment tax credits, and non-current taxes accrued	(20,656)	(98,244)	77,588
Asset write-offs, impairments and related charges	131,775	—	131,775
Changes in working capital:
Receivables	107,921	272,533	(164,612)
Fuel inventory	5,387	(29,484)	34,871
Accounts payable	(287,418)	(339,963)	52,545
Taxes accrued	(64,085)	(66,717)	2,632
Interest accrued	29,615	30,627	(1,012)
Deferred fuel costs	92,685	442,598	(349,913)
Other working capital accounts	(73,315)	(67,971)	(5,344)
Changes in provisions for estimated losses	9,283	25	9,258
Changes in regulatory assets	237,098	542,694	(305,596)
Changes in other regulatory liabilities	205,587	136,685	68,902
Effect of securitization on regulatory asset	—	(491,150)	491,150
Changes in pension and other postretirement funded status	(76,343)	(64,088)	(12,255)
Other	(453,390)	(173,525)	(279,865)
Net cash flow provided by operating activities	521,092	959,543	(438,451)
INVESTING ACTIVITIES
Construction/capital expenditures	(961,152)	(1,175,657)	214,505
Allowance for equity funds used during construction	26,794	23,146	3,648
Nuclear fuel purchases	(133,315)	(90,809)	(42,506)
Payment for purchase of plant and assets	(172,614)	—	(172,614)
Changes in securitization account	(8,934)	(3,904)	(5,030)
Payments to storm reserve escrow accounts	(5,269)	(4,196)	(1,073)
Increase in other investments	(1,562)	(3,462)	1,900
Proceeds from nuclear decommissioning trust fund sales	489,417	204,128	285,289
Investment in nuclear decommissioning trust funds	(521,237)	(232,837)	(288,400)
Net cash flow used in investing activities	(1,287,872)	(1,283,591)	(4,281)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,206,338	1,614,522	591,816
Treasury stock	6,759	4,017	2,742
Retirement of long-term debt	(835,740)	(834,530)	(1,210)
Changes in commercial paper - net	775,333	37,995	737,338
Proceeds received by storm trust related to securitization	—	1,457,676	(1,457,676)
Other	21,940	21,490	450
Dividends paid:
Common stock	(240,959)	(226,194)	(14,765)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by by financing activities	1,929,091	2,070,396	(141,305)
Net increase in cash and cash equivalents	1,162,311	1,746,348	(584,037)
Cash and cash equivalents at beginning of period	132,548	224,164	(91,616)
Cash and cash equivalents at end of period	$1,294,859	$1,970,512	$(675,653)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$237,931	$215,082	$22,849
Income taxes	$(316)	$(5,352)	$5,036

Noncash investing activities:
Accrued construction expenditures	$509,046	$428,459	$80,587

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2024 vs. 2023
(Dollars in thousands)
(Unaudited)
	2024	2023	Variance

OPERATING ACTIVITIES
Consolidated net income	$2,126,547	$1,129,844	$996,703
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,291,667	2,181,864	109,803
Deferred income taxes, investment tax credits, and non-current taxes accrued	(630,234)	(216,178)	(414,056)
Asset write-offs, impairments and related charges (credits)	174,454	(164,208)	338,662
Changes in working capital:
Receivables	(62,811)	(7,721)	(55,090)
Fuel inventory	(10,295)	(37,336)	27,041
Accounts payable	(82,503)	(158,801)	76,298
Taxes accrued	12,754	17,487	(4,733)
Interest accrued	17,921	1,878	16,043
Deferred fuel costs	409,448	107,784	301,664
Other working capital accounts	(215,382)	(130,173)	(85,209)
Changes in provisions for estimated losses	(59,373)	365,898	(425,271)
Changes in regulatory assets	130,281	2,543,823	(2,413,542)
Changes in other regulatory liabilities	532,707	120,484	412,223
Effect of securitization on regulatory asset	—	(2,924,127)	2,924,127
Changes in pension and other postretirement funded status	(622,734)	(661,708)	38,974
Other	(156,571)	838,257	(994,828)
Net cash flow provided by operating activities	3,855,876	3,007,067	848,809
INVESTING ACTIVITIES
Construction/capital expenditures	(4,226,147)	(4,739,205)	513,058
Allowance for equity funds used during construction	102,141	80,107	22,034
Nuclear fuel purchases	(313,479)	(231,096)	(82,383)
Payment for purchase of plant and assets	(207,708)	(106,193)	(101,515)
Net proceeds (payments) from sale of assets	11,000	(1,195)	12,195
Insurance proceeds received for property damages	19,493	—	19,493
Changes in securitization account	463	(1,922)	2,385
Payments to storm reserve escrow accounts	(20,853)	(1,498,244)	1,477,391
Receipts from storm reserve escrow accounts	98,529	1,125,279	(1,026,750)
Decrease (increase) in other investments	(14,833)	5,072	(19,905)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	23,655	—	23,655
Proceeds from nuclear decommissioning trust fund sales	1,368,011	1,360,877	7,134
Investment in nuclear decommissioning trust funds	(1,473,530)	(1,435,749)	(37,781)
Net cash flow used in investing activities	(4,633,258)	(5,442,269)	809,011
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,865,113	5,080,988	(215,875)
Treasury stock	12,565	26,430	(13,865)
Common stock	130,649	852,555	(721,906)
Retirement of long-term debt	(5,136,963)	(5,606,342)	469,379
Changes in commercial paper - net	1,047,888	(477,195)	1,525,083
Capital contributions from noncontrolling interests	25,708	24,702	1,006
Proceeds received by storm trusts related to securitization	—	4,621,248	(4,621,248)
Other	108,045	62,869	45,176
Dividends paid:
Common stock	(932,957)	(862,813)	(70,144)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	101,729	3,704,123	(3,602,394)
Net increase (decrease) in cash and cash equivalents	(675,653)	1,268,921	(1,944,574)
Cash and cash equivalents at beginning of period	1,970,512	701,591	1,268,921
Cash and cash equivalents at end of period	$1,294,859	$1,970,512	$(675,653)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,010,101	$930,697	$79,404
Income taxes	$47,857	$34,507	$13,350

Noncash investing activities:
Accrued construction expenditures	$568,026	$487,997	$80,029